SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2004

CYBEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts 02053

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (508) 533-4300

Item 5: Other Events and Regulation FD Disclosure

On August 3, 2004, Cybex International, Inc. issued a press release reporting that it has entered into definitive agreements for the sale of 2,430,000 shares of its Common Stock and that the holder of its Series B Convertible Cumulative Preferred Stock has exercised its right to convert such shares into 3,288,600 shares of Common Stock. A copy of that press release is filed herewith as Exhibit 99.1 and incorporated by reference herein. In addition, a management presentation describing the Company and its business, financial condition, prospects and affairs is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 7: Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – Press release dated August 3, 2004

Exhibit 99.2 – Management presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEX INTERNATIONAL, INC.

By:	/S/ JOHN AGLIALORO
John Aglialoro, Chairman and Chief Executive Officer